POWER OF ATTORNEY

We, the undersigned Trustees/Directors of the registered investment companies listed on Schedule A attached hereto (each, a “Fund”), hereby severally constitute and appoint each of Wu-Kwan Kit, Ryan G. Leshaw, David C. Sullivan and Adam T. Teufel, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him to sign for us, and in our names and in the capacities indicated below, any Registration Statement of any Fund on Form N-1A, Form N-2 or Form N-14, all Pre-Effective Amendments to any such Registration Statement of such Fund, any and all subsequent Post-Effective Amendments to such Registration Statement, including, without limitation, pursuant to Rule 462(d), any and all supplements or other instruments in connection therewith, and any subsequent Registration Statements for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the securities regulators of the appropriate states and territories and any other regulatory authority having jurisdiction over the issuance of rights and the offer and sale of shares of beneficial interest of the Fund, any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended (the “1940 Act”), the Investment Advisers Act of 1940, as amended, the Commodities Exchange Act, as amended, the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, and/or any rules or regulations passed or adopted by the New York Stock Exchange or any other exchange on which a Fund’s shares trade (an “Exchange”), the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority a Fund is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Securities and Commodities Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, an Exchange, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in our names and on our behalves in connection therewith as such attorney deems necessary or appropriate to comply with the Securities and Commodities Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as any of us might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof. This Power of Attorney may be executed in written form, by facsimile or by other means using electronic or digital technology, whether it is a computer-generated signature, an electronic copy of the party’s true ink signature or otherwise.

Name	Capacity	Date

/s/ Sarah E. Cogan	Trustee/Director	March 25, 2022
Sarah E. Cogan

/s/ Deborah A. DeCotis	Trustee/Director	March 25, 2022
Deborah A. DeCotis

/s/ David N. Fisher	Trustee/Director	March 25, 2022
David N. Fisher

/s/ Joseph B. Kittredge, Jr.	Trustee/Director	March 25, 2022
Joseph B. Kittredge, Jr.

/s/ John C. Maney	Trustee/Director	March 25, 2022
John C. Maney

/s/ William B. Ogden, IV	Trustee/Director	March 25, 2022
William B. Ogden, IV

/s/ Alan Rappaport	Trustee/Director	March 25, 2022
Alan Rappaport

/s/ Grace Vandecruze	Trustee/Director	March 25, 2022
Grace Vandecruze

SCHEDULE A

FUND NAME AND SYMBOL

1.	PCM FUND, INC.	PCM
2.	PIMCO CALIFORNIA MUNICIPAL INCOME FUND	PCQ
3.	PIMCO CALIFORNIA MUNICIPAL INCOME FUND II	PCK
4.	PIMCO CALIFORNIA MUNICIPAL INCOME FUND III	PZC
5.	PIMCO CORPORATE & INCOME STRATEGY FUND	PCN
6.	PIMCO CORPORATE & INCOME OPPORTUNITY FUND	PTY
7.	PIMCO DYNAMIC CREDIT AND MORTGAGE INCOME FUND	PCI
8.	PIMCO DYNAMIC INCOME FUND	PDI
9.	PIMCO INCOME STRATEGY FUND	PFL
10.	PIMCO INCOME STRATEGY FUND II	PFN
11.	PIMCO GLOBAL STOCKSPLUS & INCOME FUND	PGP
12.	PIMCO HIGH INCOME FUND	PHK
13.	PIMCO INCOME OPPORTUNITY FUND	PKO
14.	PIMCO MUNICIPAL INCOME FUND	PMF
15.	PIMCO MUNICIPAL INCOME FUND II	PML
16.	PIMCO MUNICIPAL INCOME FUND III	PMX
17.	PIMCO NEW YORK MUNICIPAL INCOME FUND	PNF
18.	PIMCO NEW YORK MUNICIPAL INCOME FUND II	PNI
19.	PIMCO NEW YORK MUNICIPAL INCOME FUND III	PYN
20.	PIMCO STRATEGIC INCOME FUND, INC.	RCS
21.	PIMCO MANAGED ACCOUNTS TRUST
	Fixed Income Shares: Series M	FXIMX
	Fixed Income Shares: Series C	FXICX
	Fixed Income Shares: Series R	FXIRX
	Fixed Income Shares: Series TE	FXIEX
	Fixed Income Shares: Series LD	FXIDX
22.	PIMCO FLEXIBLE CREDIT INCOME FUND	PFLEX
23.	PIMCO FLEXIBLE MUNICIPAL INCOME FUND	PMFLX
24.	PIMCO ENERGY AND TACTICAL CREDIT	NRGX
OPPORTUNITIES FUND
25.	PIMCO DYNAMIC INCOME OPPORTUNITIES FUND	PDO
26.	PIMCO FLEXIBLE EMERGING MARKETS INCOME FUND	EMFLX
27.	PIMCO ACCESS INCOME FUND	PAXS
28.	PIMCO CALIFORNIA FLEXIBLE MUNICIPAL INCOME FUND	CAFLX